Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:  Kevin J. Goodwin

Senior Director, Investor Relations

Irelations@buckeye.com

(800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS 2013 SECOND QUARTER RESULTS AND DECLARES CASH DISTRIBUTION

HOUSTON, August 2, 2013 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported net income attributable to Buckeye’s unitholders for the second quarter of 2013 of $76.4 million, or $0.72 per diluted unit, compared to net income attributable to Buckeye’s unitholders for the second quarter of 2012 of $54.4 million, or $0.55 per diluted unit.  Buckeye’s Adjusted EBITDA (as defined below) for the second quarter of 2013 was $148.5 million compared with Adjusted EBITDA of $119.9 million for the second quarter of 2012.  Operating income for the second quarter of 2013 was $105.7 million compared to $82.1 million for the second quarter of 2012.

“Growth capital investments and strong business conditions contributed to our excellent financial results for the quarter,” stated Clark C. Smith, President and Chief Executive Officer.  “We continued to benefit from increased throughput volumes on our domestic pipeline and terminal systems this quarter.  In addition, our capital investments in our International Operations segment as well as improved rack margins and continued success in executing our risk management strategy in our Energy Services segment were solid contributors to our results.”

“We also capitalized on significant business development opportunities during the quarter at our Chicago Complex, where we signed long-term contracts to support a large crude oil storage expansion and a crude oil rail project,” continued Mr. Smith.  “These projects are representative of the return capital investment opportunities across our domestic assets that Buckeye expects to contribute to our growth in 2014.”

The Company announced the progress of its Perth Amboy terminal transformation and the recent signing of a long-term contract for approximately 1.0 million barrels of refined petroleum product storage with a gasoline blender.  “Our product handling and blending flexibility combined with the multiple distribution capabilities planned for this asset were key factors in this new customer’s selection of the Perth Amboy terminal,” said Mr. Smith.  “This commercial development is indicative of the market demand for the service capabilities we are developing at Perth.”

Buckeye announced today that its general partner declared a cash distribution of $1.0625 per limited partner (“LP”) unit for the quarter ended June 30, 2013.  Class B unitholders will not receive a distribution of cash, but instead will be issued additional Class B units pursuant to Buckeye’s partnership agreement.  The distribution will be payable on August 20, 2013 to unitholders of record on August 12, 2013.  This cash distribution represents a 2.4% percent increase over the $1.0375 per LP unit distribution declared for the second quarter of 2012.  Buckeye has paid cash distributions in each quarter since its formation in 1986.

Buckeye will host a conference call with members of executive management today, August 2, 2013, at 10:00 a.m. Eastern Time. To access the live Webcast of the call, go to http://www.media-server.com/m/p/r5orqdv9 ten minutes prior to its start.  Interested parties may participate in the call by dialing 877-870-9226.   A replay will be archived and available at this link until September 30, 2013, and the replay also may be accessed by dialing 800-585-8367 and entering conference ID 18614518.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership that owns and operates one of the largest independent liquid petroleum products pipeline systems in the United States in terms of volumes delivered, with approximately 6,000 miles of pipeline.  Buckeye also owns more than 100 liquid petroleum products terminals with aggregate storage capacity of over 70 million barrels.  In addition, Buckeye operates and/or maintains third-party pipelines under agreements with major oil and chemical companies, owns a high-performance natural gas storage facility in Northern California, and markets liquid petroleum products in certain regions served by its pipeline and terminal operations.  Buckeye’s flagship marine terminal in The Bahamas, BORCO, is one of the largest crude oil and petroleum products storage facilities in the world, serving the international markets as a global logistics hub.  More information concerning Buckeye can be found at www.buckeye.com.

* * * * *

Adjusted EBITDA and distributable cash flow are measures not defined by GAAP.  Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities.  Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders.  Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations.  The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income.

* * * * *

This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control.  Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminal, and storage assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of refined petroleum products and the value of natural gas storage services, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, (x) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits, and (xi) an unfavorable outcome with respect to the proceedings pending before the Federal Energy Regulatory Commission (“FERC”) regarding Buckeye Pipe Line Company, L.P.’s transportation of jet fuel to the New York City airports.  You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012 and our most recently filed Quarterly Report on Form 10-Q, for a more extensive list of factors that could affect results.  We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

* * * * *

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Product sales	$734,396	$745,863	$1,803,613	$1,773,751
Transportation and other services	270,983	236,777	546,727	468,328
Total revenue	1,005,379	982,640	2,350,340	2,242,079

Costs and expenses:
Cost of product sales and natural gas storage services	737,217	747,155	1,810,910	1,778,640
Operating expenses	104,793	101,137	202,150	198,355
Depreciation and amortization	39,452	34,325	77,043	67,352
General and administrative	18,266	17,877	35,437	34,852
Total costs and expenses	899,728	900,494	2,125,540	2,079,199

Operating income	105,651	82,146	224,800	162,880

Other income (expense):
Earnings from equity investments	1,953	1,786	3,582	3,734
Interest and debt expense	(30,237)	(27,612)	(60,486)	(56,422)
Other income (expense)	198	35	299	(33)
Total other expense, net	(28,086)	(25,791)	(56,605)	(52,721)

Income before taxes	77,565	56,355	168,195	110,159

Income tax expense	(195)	(329)	(326)	(666)

Net income	77,370	56,026	167,869	109,493
Less: Net income attributable to noncontrolling interests	(940)	(1,647)	(2,098)	(3,155)

Net income attributable to Buckeye Partners, L.P.	$76,430	$54,379	$165,771	$106,338

Earnings per unit:

Basic	$0.72	$0.56	$1.59	$1.10
Diluted	$0.72	$0.55	$1.58	$1.10

Weighted average units outstanding:

Basic	105,701	97,818	104,481	96,524
Diluted	106,171	98,109	104,878	96,834

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Pipelines & Terminals	$190,632	$167,312	$384,832	$333,240
International Operations	144,369	50,428	315,219	100,663
Natural Gas Storage	11,791	16,469	25,674	26,680
Energy Services	650,326	746,821	1,612,145	1,777,247
Development & Logistics	13,697	13,152	25,609	25,617
Intersegment	(5,436)	(11,542)	(13,139)	(21,368)
Total revenue	$1,005,379	$982,640	$2,350,340	$2,242,079

Total costs and expenses: (1)
Pipelines & Terminals	$105,650	$96,875	$205,561	$193,238
International Operations	120,462	32,657	269,282	62,046
Natural Gas Storage	20,596	20,018	39,301	34,496
Energy Services	647,667	752,348	1,604,325	1,790,552
Development & Logistics	10,789	10,138	20,210	20,235
Intersegment	(5,436)	(11,542)	(13,139)	(21,368)
Total costs and expenses	$899,728	$900,494	$2,125,540	$2,079,199

Depreciation and amortization:
Pipelines & Terminals	$19,868	$15,311	$37,996	$31,096
International Operations	15,786	15,386	31,482	28,902
Natural Gas Storage	1,901	1,899	3,793	3,775
Energy Services	1,411	1,238	2,807	2,594
Development & Logistics	486	491	965	985
Total depreciation and amortization	$39,452	$34,325	$77,043	$67,352

Operating income (loss):
Pipelines & Terminals	$84,982	$70,437	$179,271	$140,002
International Operations	23,907	17,771	45,937	38,617
Natural Gas Storage	(8,805)	(3,549)	(13,627)	(7,816)
Energy Services	2,659	(5,527)	7,820	(13,305)
Development & Logistics	2,908	3,014	5,399	5,382
Total operating income (loss)	$105,651	$82,146	$224,800	$162,880

Adjusted EBITDA:
Pipelines & Terminals	$109,085	$89,598	$224,629	$177,830
International Operations	37,203	30,591	72,446	62,257
Natural Gas Storage	(5,757)	(388)	(7,584)	(1,656)
Energy Services	4,773	(3,206)	11,964	(9,378)
Development & Logistics	3,187	3,337	5,885	5,866
Adjusted EBITDA	$148,491	$119,932	$307,340	$234,919

Capital additions: (2)
Pipelines & Terminals	$59,430	$34,709	$102,443	$72,106
International Operations	20,875	38,506	44,420	73,499
Natural Gas Storage	127	203	136	1,729
Energy Services	25	203	98	487
Development & Logistics	224	66	770	179
Total capital additions	$80,681	$73,687	$147,867	$148,000

Summary of capital additions: (2)
Maintenance capital expenditures	$13,069	$10,765	$18,202	$23,875
Expansion and cost reduction	67,612	62,922	129,665	124,125
Total capital additions	$80,681	$73,687	$147,867	$148,000

	June 30,	December 31,
	2013	2012
Key Balance Sheet information:
Cash and cash equivalents	$4,889	$6,776
Long-term debt, total (3)	2,569,630	2,735,244

(1) Includes depreciation and amortization.

(2) Amounts exclude accruals for capital expenditures.

(3) Includes long-term debt portion of Buckeye Partners, L.P. Credit Facility of $0.0 million and $665.0 million as of June 30, 2013 and December 31, 2012, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA - Continued

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	756.3	724.9	708.7	693.8
Jet fuel	337.8	342.9	335.7	337.7
Middle distillates (1)	320.5	294.1	333.1	315.7
Other products (2)	28.9	35.1	32.9	29.0
Total pipelines throughput	1,443.5	1,397.0	1,410.4	1,376.2
Terminals:
Products throughput	1,015.0	919.6	986.4	898.4

Pipeline Average Tariff (cents/bbl)	82.3	82.7	79.7	80.7

Energy Services (in millions of gallons):
Sales volumes	225.3	258.5	537.3	603.3

(1)         Includes diesel fuel and heating oil.

(2)         Includes liquefied petroleum gas, intermediate petroleum products and crude oil.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except per unit amounts and coverage ratio)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income	$77,370	$56,026	$167,869	$109,493
Less: Net income attributable to noncontrolling interests	(940)	(1,647)	(2,098)	(3,155)
Net income attributable to Buckeye Partners, L.P.	76,430	54,379	165,771	106,338
Add: Interest and debt expense	30,237	27,612	60,486	56,422
Income tax expense	195	329	326	666
Depreciation and amortization	39,452	34,325	77,043	67,352
Non-cash deferred lease expense	942	975	1,884	1,950
Non-cash unit-based compensation expense	3,984	5,061	7,327	7,688
Less: Amortization of unfavorable storage contracts (1)	(2,749)	(2,749)	(5,497)	(5,497)
Adjusted EBITDA	$148,491	$119,932	$307,340	$234,919
Less: Interest and debt expense, excluding amortization
of deferred financing costs, debt discounts and other	(28,505)	(26,767)	(57,887)	(54,684)
Income tax expense	(195)	(329)	(326)	(666)
Maintenance capital expenditures	(13,069)	(10,765)	(18,202)	(23,875)
Distributable cash flow	$106,722	$82,071	$230,925	$155,694

Distributions for Coverage Ratio (2)	$104,296	$94,054	$206,986	$188,104

Coverage Ratio	1.02	0.87	1.12	0.83

(1)         Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.

(2)         Represents cash distributions declared for limited partner units (“LP units”) outstanding as of each respective period.  Amounts for 2013 reflect actual cash distributions paid on LP units for the quarter ended March 31, 2013 and estimated cash distributions for LP units for the quarter ended June 30, 2013. Distributions with respect to the 8,160,943 Class B Units outstanding on the record date for the quarter ended March 31, 2013 and the 8,323,992 Class B units expected to be outstanding for the quarter ended June 30, 2013 are paid in additional Class B units rather than in cash.